Exhibit 99.1

This Statement on Form 4 is filed jointly by the Reporting Persons listed below. The principal business address of each of these Reporting Persons is 333 South Grand Avenue, 28th Fl., Los Angeles, CA 90071.

Name of Designated Filer: OAKTREE FUND GP III, L.P.

Date of Event Requiring Statement: March 8, 2016

Issuer Name and Ticker or Trading Symbol: TSQ

OAKTREE FUND GP III, L.P

By:	/s/ Martin Boskovich
Name: Martin Boskovich
Title: Authorized Signatory

By:	/s/ Philip McDermott
Name: Philip McDermott
Title: Authorized Signatory

OAKTREE AIF INVESTMENTS, L.P.

By: Oaktree AIF Holdings, Inc.

By:	/s/ Martin Boskovich
Name: Martin Boskovich
Title: Authorized Signatory

By:	/s/ Philip McDermott
Name: Philip McDermott
Title: Authorized Signatory

OAKTREE AIF HOLDINGS, INC.

By:	/s/ Martin Boskovich
Name: Martin Boskovich
Title: Authorized Signatory

By:	/s/ Philip McDermott
Name: Philip McDermott
Title: Authorized Signatory

OAKTREE CAPITAL GROUP HOLDINGS, L.P.

By: Oaktree Capital Group Holdings GP, LLC
Its: General Partner

By:	/s/ Martin Boskovich
Name: Martin Boskovich
Title: Authorized Signatory

By:	/s/ Philip McDermott
Name: Philip McDermott
Title: Authorized Signatory

OAKTREE CAPITAL GROUP HOLDINGS GP, LLC

By:	/s/ Martin Boskovich
Name: Martin Boskovich
Title: Authorized Signatory

By:	/s/ Philip McDermott
Name: Philip McDermott
Title: Authorized Signatory